SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

POWER INTEGRATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue San Jose, California	95138-1002
(Address of principal executive offices)	(Zip Code)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, Power Integrations International Ltd., a wholly owned subsidiary of Power Integrations, Inc. (collectively, “Power Integrations”), and Matsushita Electronic Industrial Co., Ltd (“Matsushita”) entered into a Wafer Supply Agreement (the “Wafer Agreement”) pursuant to which Power Integrations will acquire wafers for certain integrated circuit products from Matsushita based on specifications Power Integrations provides to Matsushita. The Wafer Agreement provides that the prices to purchase wafers from Matsushita are denominated in Japanese yen. The Wafer Agreement is filed as Exhibit 10.21 to this Form 8-K and shall be incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.21*	Wafer Supply Agreement dated July 20, 2005 by and between Power Integrations International Ltd. and Matsushita Electronic Industrial Co., Ltd.

*	This exhibit has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by asterisks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER INTEGRATIONS, INC.

Date: July 26, 2005	By:	/s/ Balu Balakrishnan
Balu Balakrishnan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.21*	Wafer Supply Agreement dated July 20, 2005 by and between Power Integrations International Ltd. and Matsushita Electronic Industrial Co., Ltd.

*	This exhibit has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by asterisks.